EXHIBIT 5

       [LETTERHEAD OF BINGHAM SUMMERS WELSH & SPILMAN]



                                      August 27, 1996




PSI Energy, Inc.
139 East 4th Street
Cincinnati, OH  45201

     Re:     $250,000,000 PSI Energy, Inc. Unsecured
             Debt Securities (Shelf Registration)

Ladies and Gentlemen:

     You have requested our opinion as special counsel to PSI
Energy, Inc. (the "Company") in connection with the proposed shelf registration by it of $250,000,000 principal amount of its unsecured debt securities (the "Debt Securities").

     In connection with your request to us, we have examined copies of:

     1. Registration Statement on Form S-3, including the documents incorporated therein by reference (the
"Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the
"Commission") on or about August 27, 1996 for the registration of the Debt Securities pursuant to the Securities Act of 1993, as amended;

     2. Amended Articles of Consolidation of the Company, as amended, and its By-Laws as now in effect;

     3. Resolutions relating to the Debt Securities which were adopted by the Board of Directors of the Company on April 26, 1996;

     4. Form of a proposed indenture between the Company and The Fifth Third Bank (the "Indenture"), a copy of which is being filed as an Exhibit to the Registration
Statement;

     5.   Form of the Underwriting Agreement relating to the Debt
Securities, a copy of which is being filed as an Exhibit to the Registration Statement;

     6. Proposed form of the Debt Securities, as included in the form of the proposed Indenture; and

     7. Such other opinions, documents, minutes, corporate records, certificates of public officials, certificates or representations of officers of the Company, instruments and matters relating to the authorization and issuance of the Debt Securities as we have deemed necessary.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of Indiana; and

     2.     When

          (a) the Company shall have duly authorized the creation of the Debt Securities under the Indenture, the issuance and sale of the Debt Securities, the execution and delivery of the Indenture in substantially the form of the Indenture referred to in paragraph 4 above, and shall have established the interest rate, redemption prices and other terms of the Debt Securities;

          (b) the Company's Registration Statement, as it may be amended, shall have been declared effective by order of the Commission, and the Indenture (as supplemented by a supplemental indenture, if utilized for the Debt Securities) shall have been qualified under the Trust Indenture Act of 1939, as amended;

          (c) the Indiana Utility Regulatory Commission shall have entered an appropriate order authorizing the issuance and sale of the Debt Securities;

          (d) the Indenture (and a supplemental indenture, if utilized for the Debt Securities) in substantially the form(s) authorized by the Company shall have been duly executed and delivered by the proper officers of the Company and the Trustee; and

          (e) the Debt Securities in substantially the form of the proposed form of the Debt Securities shall have been duly executed, authenticated, issued and delivered by the proper officers of the Company to the underwriters thereof against payment of the purchase price therefor in accordance with the Underwriting Agreement relating to the Debt
Securities,

then the Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus comprising a part of the Registration Statement under the caption "Legal Opinions." By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Bingham Summers Welsh &
                                          Spilman